Exhibit 21.1

Griffin-American Healthcare REIT IV, Inc.
List of Subsidiaries
As of May 31, 2018

Griffin-American Healthcare REIT IV Holdings, LP (Delaware)
GAHC4 Athens GA MOB Portfolio, LLC (Delaware)
GAHC4 Athens GA MOB I, LLC (Delaware)
GAHC4 Athens GA MOB II, LLC (Delaware)
GAHC4 Auburn CA MOB, LLC (Delaware)
GAHC4 Balmoral FL SH, LLC (Delaware)
GAHC4 Balmoral FL TRS Sub, LLC (Delaware)
GAHC4 Battle Creek MI MOB, LLC (Delaware)
GAHC4 Bayside FL SH, LLC (Delaware)
GAHC4 Bayside FL TRS Sub, LLC (Delaware)
GAHC4 Beaumont TX ALF, LLC (Delaware)
GAHC4 Beaumont TX TRS Sub, LLC (Delaware)
GAHC4 Belmont CA ALF, LLC (Delaware)
GAHC4 Bradenton FL SH, LLC (Delaware)
GAHC4 Bradenton FL TRS Sub, LLC (Delaware)
GAHC4 Charlottesville VA MOB, LLC (Delaware)
GAHC4 Central FL Senior Housing Portfolio, LLC (Delaware)
GAHC4 Central Wisconsin SC Portfolio, LLC (Delaware)
GAHC4 Columbia IL MC, LLC (Delaware)
GAHC4 Columbia IL SH, LLC (Delaware)
GAHC4 Cullman AL MOB I, LLC (Delaware)
GAHC4 Cullman AL MOB II, LLC (Delaware)
GAHC4 Cullman AL MOB III, LLC (Delaware)
GAHC4 Denver MOB Portfolio, LLC (Delaware)
GAHC4 Evendale OH MOB, LLC (Delaware)
GAHC4 Fairfield CA MC, LLC (Delaware)
GAHC4 Fairfield County CT MOB Portfolio, LLC (Delaware)
GAHC4 Flemington NJ MOB Portfolio, LLC (Delaware)
GAHC4 Forest Oaks FL SH, LLC (Delaware)
GAHC4 Forest Oaks FL TRS Sub, LLC (Delaware)
GAHC4 Grand Junction CO MOB, LLC (Delaware)
GAHC4 Grande FL SH, LLC (Delaware)
GAHC4 Grande FL TRS Sub, LLC (Delaware)
GAHC4 Iron MOB Portfolio, LLC (Delaware)
GAHC4 Lafayette LA ALF Portfolio, LLC (Delaware)
GAHC4 Lafayette LA ALF, LLC (Delaware)
GAHC4 Lafayette LA MC, LLC (Delaware)
GAHC4 Lake Morton FL SH, LLC (Delaware)
GAHC4 Lake Morton FL TRS Sub, LLC (Delaware)
GAHC4 Lawrenceville GA MOB, LLC (Delaware)
GAHC4 Menlo Park CA MC, LLC (Delaware)
GAHC4 Mint Hill NC MOB, LLC (Delaware)
GAHC4 Millstadt IL SH, LLC (Delaware)
GAHC4 Missouri SNF Portfolio, LLC (Delaware)
GAHC4 Northern CA Senior Housing Portfolio, LLC (Delaware)
GAHC4 Peninsula FL JV, LLC (Delaware)
GAHC4 Peninsula FL JV Partner, LLC (Delaware)
GAHC4 Pinnacle Senior Housing Portfolio, LLC (Delaware)
GAHC4 Pinnacle SH JV, LLC (Delaware)
GAHC4 Pinnacle SH JV Partner, LLC (Delaware)
GAHC4 Pottsville PA MOB, LLC (Delaware)

GAHC4 Red Bud IL SH, LLC (Delaware)
GAHC4 Renaissance FL SH, LLC (Delaware)
GAHC4 Renaissance FL TRS Sub, LLC (Delaware)
GAHC4 Reno NV MOB, LLC (Delaware)
GAHC4 Reno NV MOB Sole Member, LLC (Delaware)
GAHC4 Rochester Hills MI MOB, LLC (Delaware)
GAHC4 Roseburg OR MOB, LLC (Delaware)
GAHC4 Roseburg OR MOB Sole Member, LLC (Delaware)
GAHC4 Sacramento CA ALF, LLC (Delaware)
GAHC4 Sauk Prairie WI MOB, LLC (Delaware)
GAHC4 Sauk Prairie WI MOB Member, LLC (Delaware)
GAHC4 Southfield MI MOB, LLC (Delaware)
GAHC4 Southfield MI MOB Member, LLC (Delaware)
GAHC4 Spring Haven FL SH, LLC (Delaware)
GAHC4 Spring Haven FL TRS Sub, LLC (Delaware)
GAHC4 Spring Oaks FL SH, LLC (Delaware)
GAHC4 Spring Oaks FL TRS Sub, LLC (Delaware)
GAHC4 Stratford CT MOB, LLC (Delaware)
GAHC4 Sun Prairie WI SC, LLC (Delaware)
GAHC4 Surprise AZ MOB, LLC (Delaware)
GAHC4 SW Illinois Senior Housing Portfolio, LLC (Delaware)
GAHC4 Sylacauga AL MOB, LLC (Delaware)
GAHC4 TRS Peninsula Holdings, LLC (Delaware)
GAHC4 TRS Pinnacle Holdings, LLC (Delaware)
GAHC4 Trumbull CT MOB, LLC (Delaware)
GAHC4 Warrenton MO ALF, LLC (Delaware)
GAHC4 Warrenton MO TRS Sub, LLC (Delaware)
GAHC4 Waunakee WI SC, LLC (Delaware)
GAHC4 Waterloo IL SH, LLC (Delaware)